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                                                                  EXHIBIT 99.7

                       MILACRON RETIREMENT SAVINGS PLAN


                    401(k) PLAN PARTICIPANT ELECTION FORM
                    -------------------------------------



Name
     ---------------------------------------------------------------------------

Address
        ------------------------------------------------------------------------

Number of Rights
                 ---------------------------------------------------------------

Account Number
               -----------------------------------------------------------------

      The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to a rights offering (the "Rights Offering") by Milacron Inc. (the "Company") of nontransferable subscription rights (the "Rights") to purchase shares of common stock of the Company.

      This will instruct Putnam Fiduciary Trust Company, the Trustee of the Company's 401(k) plan, to exercise the Rights to purchase shares of the Company's common stock granted with respect to the shares of the Company's common stock held in the 401(k) plan for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the prospectus
dated        , 2004, relating to the Rights Offering.

      The undersigned may elect to exercise a portion of the Rights allocated to him or her; however, the number of Rights for which the undersigned gives instructions for exercise under the subscription privilege should not exceed the number of Rights allocated to the undersigned under the 401(k) plan, as set forth on the top of this page.

IF YOU ELECT TO EXERCISE SOME OR ALL OF THE RIGHTS, PLEASE COMPLETE THE FOLLOWING TABLE TO CALCULATE THE AMOUNT YOU MUST ALLOCATE TO YOUR PUTNAM MONEY MARKET FUND ACCOUNT FIVE BUSINESS DAYS BEFORE THE EXPIRATION DATE OF THE RIGHTS
OFFERING:


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                                   NUMBER
                                     OF         SUBSCRIPTION
                                   RIGHTS          PRICE           TOTAL
                                 ------------  ----------------  ----------

Subscription Privilege:                       x    $2.00      =  $



               -----------------------------------  ----------------------------
               Signature                            Please type or print name


Date:
               -----------------------------------

               -----------------------------------
               Social Security Number

               -----------------------------------
               Daytime Telephone Number



THIS FORM MUST BE RECEIVED BY THE TRUSTEE, PUTNAM FIDUCIARY TRUST COMPANY, FIVE BUSINESS DAYS BEFORE THE EXPIRATION DATE OF THE RIGHTS OFFERING, CARE OF INNISFREE M&A INCORPORATED, THE INFORMATION AGENT, AT THE ADDRESS SET FORTH
BELOW:

                  By mail, hand delivery or overnight courier:

                         Putnam Fiduciary Trust Company
                         c/o Innisfree M&A Incorporated
                          Re: Milacron Rights Offering
                         501 Madison Avenue, 20th Floor
                               New York, NY 10022




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